BOSTON SCIENTIFIC COMPLETES SALE OF
CARDIAC SURGERY AND VASCULAR SURGERY BUSINESSES

Natick, MA (January 7, 2008) -- Boston Scientific Corporation (NYSE: BSX) today announced that it has completed the sale of its Cardiac Surgery and Vascular Surgery businesses to the Getinge Group of Sweden for $750 million in cash. The sale follows the definitive agreement announced on November 5, 2007.

The Company expects to record after-tax charges of approximately $240 million in connection with the transaction. These charges will be recorded during the fourth quarter of 2007 and the first quarter of 2008.

“We have now sold three of our five previously identified non-strategic businesses, and we expect to close on the remaining two – Fluid Management and Venous Access – this quarter,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific. “These divestitures – along with our ongoing efforts to reduce expenses and simplify our operating model – should help us achieve our overall goals of restoring profitable growth, increasing shareholder value and strengthening Boston Scientific for the future.”

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our divestiture of non-strategic assets, our restructuring initiatives, our operational strategy, our financial performance and our growth strategy. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:
Paul Donovan
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Media Relations
Boston Scientific Corporation

Dan Brennan
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617-459-2703 (mobile)
Investor Relations
Boston Scientific Corporation